AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 28, 1998
                                                          REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ---------------------
                                 EEX CORPORATION
             (Exact name of registrant as specified in its charter)

                             TEXAS                                                        75-2421863
                (State or other jurisdiction of                                        (I.R.S. Employer
                incorporation or organization)                                        Identification No.)

                      2500 CITYWEST BLVD.                                               J. K. HARTRICK
                          SUITE 1400                                 SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE
                     HOUSTON, TEXAS 77042                                                  SECRETARY
                        (713) 243-3100                                          2500 CITYWEST BLVD., SUITE 1400
                 (Address, including zip code,                                       HOUSTON, TEXAS 77042
                and telephone number, including                                         (713) 243-3371
    area code, of registrant's principal executive offices)          (Name, address, including zip code, and telephone number,
                                                                            including area code, of agent for service)

                                 With a copy to:
                            MICHAEL E. DILLARD, P.C.
                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                         1700 PACIFIC AVENUE, SUITE 4100
                               DALLAS, TEXAS 75201
                                 (219) 969-2800

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement, as determined by the registrant.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                             CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                                          PROPOSED
                                                                          MAXIMUM      PROPOSED MAXIMUM
               TITLE OF EACH CLASS OF                  AMOUNT TO BE       OFFERING        AGGREGATE           AMOUNT OF
             SECURITIES TO BE REGISTERED              REGISTERED (1)   PRICE PER UNIT OFFERING PRICE (2) REGISTRATION FEE (2)
-----------------------------------------------------------------------------------------------------------------------------
  Debt Securities (3)
  Preferred Stock (4)
  Warrants (5)
  Common Stock, par value $.01 per share (6)
           Total.................................      $300,000,000         (7)          $300,000,000          $88,500
=============================================================================================================================

(1) The amount to be registered represents the aggregate dollar value of all classes of securities to be registered.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $300,000,000.
(3) Subject to note (2) above, there are being registered hereunder an indeterminate principal amount of Debt Securities as may be sold from time to time by the Registrant. If any such Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $300,000,000.
(4) Subject to note (2) above, there are being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold from time to time by the Registrant.
(5) Subject to note (2) above, there are being registered hereunder an indeterminate amount and number of Warrants, representing rights to purchase certain of the Debt Securities, Preferred Stock or Common Stock registered hereby.
(6) Subject to note (2) above, there are being registered hereunder an indeterminate number of shares of Common Stock as may be sold from time to time by the Registrant. There are also being registered hereunder an indeterminate number of shares of Common Stock as may be issuable upon conversion of the Preferred Stock registered hereby.
(7) The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 1998

  PROSPECTUS
     , 1998

                                  $300,000,000
                                 EEX CORPORATION
                                 Debt Securities
                                 Preferred Stock
                                    Warrants
                                  Common Stock

         EEX Corporation, a Texas corporation (the "Company"), may offer and issue, from time to time, (i) unsecured senior debt securities of the Company ("Senior Debt Securities") in one or more series, (ii) unsecured senior subordinated debt securities of the Company ("Senior Subordinated Debt Securities," and, collectively with the Senior Debt Securities, the "Debt Securities") in one or more series, (iii) warrants to purchase Debt Securities (the "Debt Warrants"), (iv) shares of preferred stock, no par value, of the Company ("Preferred Stock"), (v) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants"), (vi) shares of common stock, par value $.01 per share, of the Company ("Common Stock"), and (vii) warrants to purchase shares of Common Stock (the "Common Stock Warrants" and, together with the Preferred Stock Warrants, the "Stock Warrants"). The Debt Warrants and Stock
Warrants are collectively referred to as the "Warrants," and the Debt Securities, Preferred Stock, Common Stock and Warrants are collectively referred to as the "Securities."

         Any Securities may be offered with other Securities or separately. The Securities will be offered at an aggregate initial offering price not to exceed $300,000,000.

         The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (a "Prospectus Supplement") including, without limitation, (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking as senior or subordinated debt, purchase price, currency of payment, denomination, maturity (which may be fixed or extendible), premium (if any), interest rate (which may be fixed or variable) and time of payment of interest (if any), guarantees thereof (if any), terms (if any) for the exchangeability, redemption, purchase or conversion thereof, listing (if any) on a securities exchange, additional or different covenants and events of default, and any other material terms of the Debt Securities; (ii) in the case of Preferred Stock, the designation, number of shares, liquidation preference per share, initial public offering price, dividend or distribution rate (or method of calculation thereof), dates on which dividends or distributions shall be payable and dates from which dividends or distributions shall accrue, any redemption or sinking fund provisions, any voting rights, any conversion or exchange provisions, and any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Stock of a specific series; (iii) in the case of Common Stock, the number of shares, public offering price, the terms of the offering and sale thereof and the number of shares issuable upon conversion of the Preferred Stock offered hereby; (iv) in the case of Warrants, the number and terms thereof, the designation and description of the Common Stock, Preferred Stock or Debt Securities issuable thereunder, the number of securities issuable upon exercise, the exercise price, the terms of the offering and sale thereof and, where applicable, the duration and detachability thereof. Each Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to the Securities covered by such Prospectus Supplement.

                                                        (Continued on next page)

         SEE "RISK  FACTORS" IN THE  ACCOMPANYING  PROSPECTUS  SUPPLEMENT  FOR A
DISCUSSION  OF  CERTAIN   FACTORS  THAT  SHOULD  BE  CONSIDERED  BY  PROSPECTIVE
PURCHASERS OF THE SECURITIES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                  OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

        THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES
                 UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.


INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NEITHER BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NEITHER CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WH ICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATIO NOR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

         The Company's Common Stock is quoted on the New York Stock Exchange ("NYSE") under the symbol "EEX." Any Common Stock offered hereby will be listed, subject to official notice of issuance, on the NYSE.

         The Securities may be sold on a negotiated or competitive bid basis to or through underwriters or dealers designated from time to time or to other purchasers directly or through agents designated from time to time. Certain terms of any offering and sale of the Securities, including, where applicable, the names of the underwriters, dealers or agents, if any, the principal amount or number of shares to be purchased, the purchase price of the Securities, the proceeds to the Company from such sale and any applicable commissions, discounts and other items constituting compensation of such underwriters, dealers or agents will also be set forth in an accompanying Prospectus Supplement.

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE DEBT SECURITIES, INCLUDING STABILIZING AND SYNDICATE COVERING TRANSACTIONS. THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES. SEE "PLAN OF DISTRIBUTION."

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy and information statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants such as the Company that file electronically with the Commission. Such material is also available for inspection at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Securities offered hereby (including all amendments and supplements thereto, the "Registration Statement"). This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and such Securities, reference is made to the Registration Statement, including the documents and exhibits filed or incorporated as a part thereof. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities and regional offices of the Commission and at the offices of the NYSE referred to above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, heretofore filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference into this Prospectus and made a part hereof:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         4.    The Company's Current Report on Form 8-K filed September 15, 1998

         5.    The Company's Current Report on Form 8-K filed September 2, 1998.

         6.    The Company's Current Report on Form 8-K filed June 25, 1998.

         7.    The Company's Current Report on Form 8-K filed May 8, 1998.

         8.    The Company's Current Report on Form 8-K filed February 27, 1998.

         9.    The Company's Current Report on Form 8-K filed February 26, 1998.

         10.   The Company's Current Report on Form 8-K filed February 12, 1998.

         11.   The Company's Current Report on Form 8-K filed January 23, 1998.

         12. The Company's Proxy Statement, dated March 31, 1998, relating to the 1997 Annual Meeting of Shareholders held May 12, 1998.

         13. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document or information incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company undertakes to provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents or information referred to above that has been or may be incorporated by reference in this Prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference). Requests should be directed to Corporate Secretary, EEX Corporation, 2500 CityWest Blvd., Suite 1400, Houston, Texas 77042, telephone (713) 243-3100.

                                   THE COMPANY

OVERVIEW

         EEX Corporation and its business predecessors have been engaged in the exploration for and the development, production and sale of natural gas and crude oil since 1918. Its activities are currently concentrated in Texas, the Offshore Gulf of Mexico and international regions. The Company also provides operation and maintenance services, under contract, to two cogeneration plants ("Plant Operations Business").

HISTORY OF THE COMPANY

         The oil and gas exploration and production business of the Company was conducted, historically, through subsidiary and affiliate entities of ENSERCH Corporation ("ENSERCH"). From 1985 through December 30, 1994, this business was conducted primarily through Enserch Exploration Partners, Ltd. ("EP"), a limited partnership in which a minority interest (less than 1% after 1988) was held by the public. At year-end 1994, EP and its affiliates were reorganized into a Texas corporation, Enserch Exploration, Inc. ("Old EEI"), in which ENSERCH maintained an approximately 99% stock ownership interest, with the balance held by the public. The public's stock ownership interest increased to approximately 17% following a public sale by Old EEI of its common stock in August 1995.

         The Company was organized in the State of Texas in 1992 as a wholly owned subsidiary of ENSERCH. It conducted the Plant Operations Business of ENSERCH under the name of Lone Star Energy Plant Operations, Inc. ("LSEPO").

         In 1996, ENSERCH entered into a merger agreement with Texas Utilities Company under which ENSERCH agreed to exit the oil and gas business and divest all of its interests in Old EEI. This divestiture was accomplished in two steps. First, Old EEI was merged into LSEPO, with LSEPO being the surviving company ("Merger"). In the Merger, LSEPO changed its name to Enserch Exploration, Inc. Second, ENSERCH distributed its entire 83% ownership interest in Old EEI pro rata to its shareholders in a tax-free distribution ("Distribution"). The Merger and the Distribution were each effective on August 5, 1997.

         At a special shareholders' meeting held on December 19, 1997, Enserch Exploration, Inc. changed its name to EEX Corporation.

         The principal offices of the Company are located at 2500 CityWest Blvd., Suite 1400, Houston, Texas 77042, and its telephone number is (713) 243-3100.

                                 USE OF PROCEEDS

         Unless a Prospectus Supplement indicates otherwise, the net proceeds to be received by the Company from the issue and sale from time to time of the Securities will be added to the general funds of the Company to be used for general corporate purposes, capital expenditures and the cash portion of acquisitions. Pending such application, such net proceeds may be invested in short-term marketable securities. Each Prospectus Supplement will contain specific information concerning the use of proceeds from the sale of Securities to which it relates.

                       RATIO OF EARNINGS TO FIXED CHARGES

         Earnings for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 were inadequate to cover fixed charges by $276 million, $59 million, $68 million, $53 million and $30 million, respectively. For the six months ended June 30, 1998, earnings were inadequate to cover fixed charges by $28 million.

               GENERAL DESCRIPTION OF SECURITIES AND RISK FACTORS

         The Company may offer shares of Common Stock, Preferred Stock, Debt Securities or any combination of the foregoing either individually or as units consisting of one or more Securities under this Prospectus.

         CERTAIN OF THE SECURITIES TO BE OFFERED HEREBY THEMSELVES MAY INVOLVE A HIGH DEGREE OF RISK. SUCH RISKS WILL BE SET FORTH IN THE PROSPECTUS SUPPLEMENT RELATING TO SUCH SECURITY. IN ADDITION, CERTAIN RISK FACTORS, IF ANY, RELATING TO THE COMPANY'S BUSINESS WILL BE SET FORTH IN A PROSPECTUS SUPPLEMENT.

                         DESCRIPTION OF DEBT SECURITIES

         The following description of the terms of the Debt Securities summarizes certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities and the extent, if any, to which such general provisions may apply to any series of Debt Securities will be described in the Prospectus Supplement relating to such series.

         Senior Debt Securities may be issued from time to time in one or more series under an Indenture (as amended or supplemented from time to time, the "Senior Indenture"), between the Company, the Guarantors (as defined below), if any, and The Bank of New York, as trustee, or such other trustee as shall be named in a Prospectus Supplement (the "Senior Trustee"). Senior Subordinated Debt Securities may be issued, from time to time, in one or more series under an Indenture (as amended or supplemented from time to time, the "Senior Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), between the Company, the Guarantors, if any, and Chase Bank of Texas, National Association, as trustee, or such other trustee as shall be named in a Prospectus Supplement (the "Senior Subordinated Trustee" and, together with the Senior Trustee, the "Trustees"). The forms of Indentures are filed as an exhibit to the Registration Statement of which this Prospectus is a part and will be available for inspection at the respective corporate trust office of the Trustees, or as described above under "Available Information." Each Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). The Company will execute an applicable Indenture if and when the Company issues any Debt Securities. The statements made hereunder relating to the Indentures and the respective Debt Securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Indenture (including those terms made a part of the Indentures by reference to the TIA) and such Debt Securities. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indentures. References below to an "Indenture" are deemed to constitute a reference to the applicable Indenture under which a particular series of Debt Securities is issued.

GENERAL

         The Senior Debt Securities will be unsecured senior obligations of the Company and will rank equally and ratably with other unsecured and unsubordinated senior debt of the Company, unless the Company shall be required to secure the Senior Debt Securities as described in any related Prospectus Supplement. The obligation of the Company pursuant to any Senior Subordinated Debt Securities will be subordinated in right of payment to all Senior Indebtedness of the Company with respect to such Senior Subordinated Debt Securities, and will be described in an accompanying Prospectus Supplement. Debt Securities will be issued from time to time and offered on terms determined by market conditions at the time of sale. The Debt Securities may be issued in one or more series with the same or various maturities, at par, at a premium or at a discount. Any Debt Securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) from their stated principal amount. Federal income tax consequences and other special considerations applicable to any such substantially discounted Debt Securities will be described in the Prospectus Supplement relating thereto. Specific terms of each series of Debt Securities will be contained in authorizing resolutions or a supplemental indenture relating to that series. There will be Prospectus Supplements relating to each series of Debt Securities. Each Prospectus Supplement will describe, as to the Debt Securities to which it relates: (i) the title of the Debt Securities; (ii) any limit upon the aggregate principal amount of a series of Debt Securities which may be issued; (iii) the date or dates on which principal of the Debt Securities will be payable and the amount of principal which will be payable;
(iv) the rate or rates (which may be fixed or variable) at which the Debt Securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date; (v) the currency or currencies in which principal, premium, if any, and interest, if any, will be paid; (vi) the place or places where principal, premium, if any, and interest, if any, on the Debt Securities will be payable and where Debt Securities which are in registered form can be presented for registration of transfer or exchange and the identification of any depository or depositories for any global debt securities; (vii) any provisions regarding the right of the Company to redeem or purchase Debt Securities or of holders to require the Company to redeem Debt Securities; (viii) the right, if any, of holders of the Debt Securities to convert them into stock or other securities of the Company, including any provisions intended to prevent dilution of the conversion rights or otherwise;
(ix) any provisions by which the Company will be required or permitted to make payments to a sinking fund which will be used to redeem Debt Securities or a purchase fund which will be used to purchase Debt Securities; (x) the percentage of the principal amount at which Debt Securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the Debt Securities which is payable if maturity of the Debt Securities is accelerated because of a default; (xi) the terms, if any, upon which Debt Securities may be subordinated to other indebtedness of the Company; (xii) any additions to, modifications of or deletions from the terms of the Debt Securities with respect to Events of Default or covenants or other provisions set forth in the applicable Indenture; and (xiii) any other material terms of the Debt Securities, which may be different than the terms set forth in this Prospectus.

         Each Prospectus Supplement will describe, as to the Debt Securities to which it relates, any guarantees (the "Guarantees") by certain direct and indirect subsidiaries of the Company which may guarantee the Debt Securities (the "Guarantors"), including the terms of subordination, if any, of any such Guarantee.

         Unless otherwise specified in the Prospectus Supplement, the principal of, any premium on, and any interest on the Debt Securities will be payable, and the Debt Securities will be transferable, at the Corporate Trust Office of the applicable Trustee in New York, New York or Dallas, Texas, provided that payment of interest, if any, may be made at the option of the Company by check mailed on or before the payment date, first class mail, to the address of the person entitled thereto as it appears on the registry books of the Company or its agent.

         Unless otherwise specified in the Prospectus Supplement, the Debt Securities will be issued only in fully registered form and in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any transfer or exchange of any Debt Securities, but the Company may, except in certain specified cases not involving any transfer, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Unless otherwise set forth in the Prospectus Supplement, interest on outstanding Debt Securities will be paid to holders of record on the date which is 15 days immediately prior to the date such interest is to be paid.

         The Company's rights and the rights of its creditors (including holders of Debt Securities) to participate in any distribution of assets of any subsidiary of the Company upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. The operations of the Company are conducted through its subsidiaries and, therefore, the Company is dependent upon the earnings and cash flow of its subsidiaries to meet its obligations, including obligations under the Debt Securities. The Debt Securities will be effectively subordinated to all indebtedness of the Company's subsidiaries.

EVENTS OF DEFAULT AND REMEDIES

         As to any series of Debt Securities, an Event of Default is defined in each Indenture as being (i) a default for a period of 90 days in payment of any interest on any Debt Security of such series when it becomes due and payable,
(ii) a default in payment of the principal of (or premium, if any) on any of the Debt Securities of such series at its maturity, (iii) a default in the payment of any sinking or purchase fund or analogous obligation, if any, when and as due by the terms of any Debt Security of such series, (iv) a default by the Company or any Guarantor for a period of 90 days after notice in the observance or performance of any other covenants contained in the Indenture relating to such series, and (v) certain events involving bankruptcy, insolvency or reorganization of the Company or certain Guarantors.

         A default under other indebtedness of the Company will not be a default under the Indentures and a default under one series of Debt Securities will not necessarily be a default under another series.

         Each Indenture provides that if any Event of Default has occurred and is continuing with respect to any series of Debt Securities, either the applicable Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding (each such series acting as a separate class) may declare the principal of all the outstanding Debt Securities of such series and the interest accrued thereon, if any, to be due and payable immediately. However, the holders of a majority in aggregate principal amount of the Debt Securities of such series affected and then outstanding by written notice to the applicable Trustee and the Company may waive any Event of Default (other than any Event of Default in payment of principal or interest or in respect of certain covenants) with respect to such series of Debt Securities. Holders of a majority in aggregate principal amount of the then outstanding Debt Securities of any series may rescind an acceleration with respect to such series and its consequences (except an acceleration due to nonpayment of principal or interest on such series) if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such series have been cured or waived.

         The holders of a majority in aggregate principal amount of the Debt Securities of any series affected and then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the applicable Trustee with respect to such series, subject to certain limitations specified in the applicable Indenture. Each Indenture provides that, in case an Event of Default shall occur and be continuing, the Trustee thereunder, in exercising its rights and powers under such Indenture, will be required to use the degree of care of a prudent person in the conduct of such person's own affairs. Each Indenture further provides that the Trustee thereunder shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under such Indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.

DEFEASANCE OF INDENTURES

         Each Indenture permits the Company and the Guarantors to terminate all of their respective obligations under the applicable Indenture as they relate to any particular series of Debt Securities (other than the obligation to pay interest, if any, on and the principal of the Debt Securities of such series and certain other obligations) at any time by (i) depositing in trust with the applicable Trustee, under an irrevocable trust agreement, money or U.S. Government Obligations in an amount sufficient to pay principal of and interest, if any, on the Debt Securities of such series to their maturity, and (ii) complying with certain other conditions, including delivery to the applicable Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders thereof will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

         In addition, each Indenture permits the Company and the Guarantors to terminate all of their respective obligations under the Indenture as they relate to any particular series of Debt Securities (including the obligations to pay interest, if any, on and the principal of the Debt Securities of such series and certain other obligations) at any time by (i) depositing in trust with the applicable Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest, if any, on the Debt Securities of such series to their maturity, and (ii) complying with certain other conditions, including delivery to the applicable Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that holders thereof will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the applicable Indenture.

         The applicable Trustee shall hold in trust cash or U.S. Government Obligations deposited with it as described above and shall apply the deposited cash and the proceeds from deposited U.S. Government Obligations to the payment of principal, premium, if any, and interest with respect to the Debt Securities of the defeased series.

TRANSFER AND EXCHANGE

         A holder of Debt Securities of any series will be able to transfer or exchange such Debt Securities only in accordance with the provisions of the applicable Indenture. The registrar of such series of Debt Securities may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required or permitted by the applicable Indenture.

AMENDMENT, SUPPLEMENT AND WAIVER

         Subject to certain exceptions, each Indenture, the Debt Securities or the Guarantees of a particular series of Debt Securities may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for any series of Debt Securities) of the holders of at least a majority in aggregate principal amount of the Debt Securities of each series affected by such amendment or supplement then outstanding, and any existing Default under, or compliance with any provision of the applicable Indenture relating to a particular series of Debt Securities may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of such Debt Securities) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Debt Securities) of the holders of a majority in aggregate principal amount of the Debt Securities of such series affected and then outstanding. Without the consent of any holder of outstanding Debt Securities, the Company and the Trustees may amend or supplement the applicable Indenture, the Debt Securities or the Guarantees to (i) evidence the succession of another Person to the Company, (ii) add to the covenants of the Company or to surrender a right or power of the Company, (iii) add any additional Events of Default, (iv) provide for Debt Securities in bearer form, (v) make any change when no Debt Securities are outstanding or that does not apply to any Debt Securities previously entitled to such benefit, (vi) evidence the succession of another Trustee, (vii) cure any ambiguity, defect or inconsistency or (viii) make any immaterial change not adverse to any holder of outstanding Debt Securities.

         Without the consent of each holder affected, the Company and the Trustees may not (i) reduce the amount of Debt Securities of such series whose holders must consent to an amendment, supplement or waiver, (ii) reduce the rate of or change the time for payment of interest, (iii) reduce the principal of or change the fixed maturity of any series of Debt Security or alter the provisions with respect to redemptions or mandatory offers to repurchase Debt Securities pursuant to certain covenants set forth in the applicable Indenture, (iv) make any Debt Security payable in money other than that stated in such Debt Security,
(v) modify the ranking or priority of any series of Debt Securities or any Guarantee, (vi) release any Guarantor from any of its obligations under its Guarantee or the applicable Indenture otherwise than in accordance with such Indenture, or (vii) waive a continuing default in the payment of principal of or interest on any series of Debt Securities.

         The right of any holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such holder) may be subject to the requirement that such holder shall have been the holder of record of any series of Debt Securities with respect to which such consent is required or sought as of a date identified by the applicable Trustee in a notice furnished to holders in accordance with the terms of the applicable Indenture.

CONCERNING THE TRUSTEES

         Unless otherwise set forth in a Prospectus Supplement, the initial Trustee for the Senior Debt Securities is The Bank of New York, and the initial Trustee for the Subordinated Debt Securities is Chase Bank of Texas, National Association. In certain instances, the Company or the holders of a majority of the then outstanding principal amount of the Debt Securities issued under an Indenture may remove the Trustee and appoint a successor Trustee. The Trustees may become the owner or pledgee of any of the Debt Securities with the same rights, subject to certain conflict of interest restrictions, it would have if it were not the Trustee. Each Trustee and any successor trustee must be a corporation organized and doing business as a commercial bank or trust company under the laws of the United States or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to examination by federal or state authority. From time to time and subject to applicable law relating to conflicts of interest, each Trustee may also serve as trustee under other indentures relating to Debt Securities issued by the Company or affiliated companies and may engage in commercial transactions with the Company and affiliated companies. In the ordinary course of its business, The Bank of New York, the initial Trustee under the Senior Indenture, provides, and may continue to provide, services to the Company as a lender under that certain Credit Agreement, dated as of May 1, 1995, among the Company, Chase Bank of Texas, National Association (formerly known as Texas Commerce Bank National Association), as administrative agent, The Chase Manhattan Bank, N.A., as syndication agent, and the other lenders set forth therein (as amended, the "Credit Agreement"), and as a trustee under that certain Trust Indenture, Mortgage, Assignment of Lease and Security Agreement (1996-A), dated November 15, 1996, among Wilmington Trust Company, as Corporate Grantor Trustee, Thomas P. Laskaris, as individual Grantor Trustee, The Bank of New York, as Corporate Indenture Trustee, and Frederick W. Clark, as Individual Indenture Trustee. In the ordinary course of its business, Chase Bank of Texas, National Association, the initial Trustee under the Senior Subordinated Indenture, provides, and may continue to provide, services to the Company as a lender under the Credit Agreement, a custodian for certain of the Company's employee benefit plans and a depositary for certain of the Company's collection and disbursement accounts. Each Indenture contains certain limitations on the rights of the applicable Trustee, if it becomes a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Each Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

         Each Indenture provides that if an Event of Default occurs and is not cured, the applicable Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of its own affairs. Each Trustee may refuse to perform any duty or exercise any right or power under the applicable Indenture, unless it receives indemnity, satisfactory to it, against any loss, liability or expense.

GOVERNING LAW

         The Indentures, the Debt Securities and the Guarantees will be governed by the laws of the State of New York without giving effect to principles of conflict of laws.

SENIOR DEBT SECURITIES

         In addition to the provisions previously described herein and applicable to all Debt Securities, the following description of the Senior Debt Securities summarizes certain general terms and provisions of the Senior Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Senior Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to any series of Senior Debt Securities will be described in the Prospectus Supplement relating thereto.

         RANKING OF SENIOR DEBT SECURITIES

         Unless otherwise specified in a Prospectus Supplement for a particular series of Debt Securities, all series of Senior Debt Securities will be senior indebtedness of the Company and will be direct, unsecured obligations of the Company, ranking on a parity with all other unsecured and unsubordinated senior indebtedness of the Company.

SENIOR SUBORDINATED DEBT SECURITIES

         In addition to the provisions previously described herein and applicable to all Debt Securities, the following description of the Senior Subordinated Debt Securities summarizes certain general terms and provisions of the Senior Subordinated Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Senior Subordinated Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to any series of Senior Subordinated Debt Securities will be described in the Prospectus Supplement relating thereto.

         RANKING OF SENIOR SUBORDINATED DEBT SECURITIES

         The Senior Subordinated Debt Securities will be subordinated in right of payment to certain other indebtedness of the Company to the extent set forth in the applicable Prospectus Supplement.

         The payment of the principal of, premium, if any, and interest on the Senior Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company and pari passu with the Company's trade creditors. No payment on account of principal of, premium, if any, or interest on the Senior Subordinated Debt Securities and no acquisition of, or payment on account of any sinking fund for, the Senior Subordinated Debt Securities may be made unless full payment of amounts then due for principal, premium, if any, and interest then due on all Senior Indebtedness by reason of the maturity thereof (by lapse of time, acceleration or otherwise) has been made or duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness. In addition, the Subordinated Indenture provides that if a default has occurred giving the holders of such Senior Indebtedness the right to accelerate the maturity thereof, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute such an event of default, then unless and until such event shall have been cured or waived or shall have ceased to exist, no payment on account of principal, premium, if any, or interest on the Senior Subordinated Debt Securities and no acquisition of, or payment on account of a sinking fund for, the Senior Subordinated Debt Securities may be made. The Company shall give prompt written notice to the Senior Subordinated Trustee of any default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. The Subordinated Indenture provisions described in this paragraph, however, do not prevent the Company from making a sinking fund payment on Senior Subordinated Debt Securities acquired prior to the maturity of Senior Indebtedness or, in the case of default, prior to such default and notice thereof. Upon any distribution of its assets in connection with any dissolution, liquidation or reorganization of the Company, all Senior Indebtedness must be paid in full before the holders of the Senior Subordinated Debt Securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of the Company's insolvency, holders of the Senior Subordinated Debt Securities may recover ratably less than senior creditors of the Company.

         For purposes of the description of the Senior Subordinated Debt Securities, the term "Senior Indebtedness" means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the Subordinated Indenture or thereafter incurred or created (i) indebtedness of the Company for money borrowed by the Company (including purchase money obligations with an original maturity in excess of one year) or evidenced by securities (other than the Senior Subordinated Debt Securities), notes, bankers' acceptances or other corporate debt securities or similar instruments issued by the Company; (ii) unreimbursed drawings under letters of credit; (iii) indebtedness of the Company constituting a guarantee of indebtedness of others of the type referred to in the preceding clauses (i) and
(ii); or (iv) renewals, extensions or refundings of any of the indebtedness referred to in the preceding clauses (i), (ii) and (iii) unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the Senior Subordinated Debt Securities.

                         DESCRIPTION OF PREFERRED STOCK

         The Board of Directors has the authority to issue up to 10,000,000 shares of Preferred Stock, in one or more series, and to fix the rights, preferences, privileges and qualifications thereof without any further vote or action by the shareholders. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock, and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control of the Company. No shares of Preferred Stock are currently outstanding, however, 1,000,000 shares of $200 Series A Junior Participating Preferred Stock have been reserved for issuance upon the exercise of rights attached to the Common Stock pursuant to the Rights Agreement (as defined herein). The particular terms of any series of Preferred Stock will be described in the applicable Prospectus Supplement.

                           DESCRIPTION OF COMMON STOCK

GENERAL

         The Company's authorized capital stock is 400,000,000 shares of Common Stock, par value $.01 per share. As of September 24, 1998, 127,150,427 shares of Common Stock were outstanding.

         Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. There are no cumulative voting rights with respect to the election of directors. Accordingly, the holder or holders of a majority of the outstanding shares of Common Stock will be able to elect the entire Board of Directors of the Company. Holders of Common Stock have no preemptive rights and are entitled to such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. The Common Stock is not entitled to any sinking fund, redemption or conversion provisions. On liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in the net assets of the Company remaining after the payment of all creditors, if any. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. The transfer agent and registrar for the Common Stock is Harris Trust Company of New York.

"ANTI-TAKEOVER" MATTERS

         The following provisions may have the effect of (i) delaying, deferring or preventing shareholder actions with respect to certain business combinations and the election and removal of members to the Board, (ii) deterring potential acquirors from making an offer to shareholders of the Company and (iii) limiting the opportunity of such shareholders to realize premiums over prevailing market prices for their shares of Common Stock. As such, these provisions could have the effect of discouraging open market purchases of the Common Stock because they may be considered disadvantageous by a shareholder who desires to participate in a business combination, the election of directors or an offer. This could be the case notwithstanding that a majority of the Company's shareholders might benefit from such business combination, election or offer.

         CHARTER AND BYLAW PROVISIONS

         The following sets forth certain provisions in the Company's charter and bylaws which could be considered to be "anti-takeover" provisions. The Company's Bylaws contain provisions requiring that advance notice be delivered to the Company of any business to be brought by a shareholder before an annual meeting of shareholders and providing for certain procedures to be followed by shareholders in nominating persons for election to the Company's board of directors (the "Board"). The Company's Restated Articles of Incorporation, as amended (the "Articles"), provide that the number of directors of the Company shall be fixed from time to time by the Board by the affirmative vote of not less than a majority of the Continuing Directors (as defined below), but shall not be less than three, subject to such rights to elect additional directors under such circumstances as may be granted to holders of the Preferred Stock. The Articles further provide that directors shall be elected by the affirmative vote of holders of a majority of the outstanding shares entitled to vote in the election of directors. Subject to the rights to elect directors under special circumstances that may be granted to holders of Preferred Stock, directorships resulting from an increase in the number of directors and any vacancies on the Board may be filled solely by the affirmative vote of the majority of the Continuing Directors even though less than a quorum.

         On February 24, 1998, the Board amended the Company's Bylaws (as amended, the "Bylaws") to implement a classified board of directors. At the Annual Meeting of Shareholders held on May 12, 1998, five directors were elected to comprise a board of directors that is divided into three classes of directors as equal in number as possible. The one director in the first class holds office for a one-year term, the two directors in the second class hold office for a two-year term and the two directors of the third class hold office for a three-year term. At each annual shareholder meeting following the initial classification of the Board, the successors to the class of directors whose terms expire at that meeting will be elected for three-year terms, so that directors from a single class are elected at each annual meeting of shareholders. Under the Bylaws, any director may be removed from office only for cause at any special meeting of the Shareholders of the Company, the notice of which shall state that the removal of a director is among the purposes of the meeting, by the affirmative vote of the holders of not less than 66 2/3 % of shares then entitled to vote in the election of directors.

         The Articles provide that any action required or permitted to be taken by the shareholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Subject to such rights to call special meetings of shareholders as may be granted to the holders of Preferred Stock, special meetings of the shareholders may be called by the Chairman of the Board, by the President, by not less than a majority of Continuing Directors or by holders of not less than 50% of the outstanding shares entitled to vote at the meeting. The Articles provide that the power to alter, amend or repeal the bylaws or adopt new bylaws shall be vested in, and shall require the approval of, the affirmative vote of not less than a majority of the Continuing Directors; provided, however, that any bylaw or amendment thereto adopted by the Board may be altered, amended, suspended or repealed by a 66 2/3% vote of the shareholders entitled to vote in the election of directors. No provision of the Bylaws which has been altered, amended or adopted by shareholder vote may be altered, amended or repealed, or a new Bylaw in lieu thereof be adopted, by vote of the Board until two years shall have expired since such action by shareholder vote. Under the Articles (i) a "Continuing Director" is a director who is not an affiliate or associate of a Related Person (as defined below) and was a director of the Company prior to the time that the Related Person became such and any successor director who is recommended by a majority of the Continuing Directors and is not affiliated with a Related Person, and (ii) a "Related Person" is any person or group that is the beneficial owner of not less than 10% of the outstanding voting stock.

         The Articles also contain a "fair price" provision that applies to certain business combination transactions involving any Related Person. The "fair price" provision requires the affirmative vote of the holders of (i) not less than 80% of the voting stock of the Company and (ii) not less than 50% of the voting stock of the Company not beneficially owned by the Related Person, to approve certain transactions between the Related Person and the Company or its subsidiaries, including any merger, consolidation or share exchange, any sale, lease, exchange, pledge or other disposition of assets of the Company or its subsidiaries having a fair market value of at least $5 million, any transferor issuance of securities of the Company or any of its subsidiaries, any adoption of a plan or proposal by the Company of voluntary liquidation or dissolution of the Company, certain reclassifications of securities or recapitalizations of the Company or certain other transactions, in each case involving the Related Person. This voting requirement will not apply to certain transactions, including (a) any merger or consolidation within one year of the person being a Related Person where the cash or fair market value of property to be received by the holders of the Company's capital stock is not less than the highest price per share paid by the Related Person in acquiring any of its holdings, or (b) any transaction approved by the Continuing Directors. This provision could have the effect of delaying or preventing a change in control of the Company in a transaction or series of transactions that did not satisfy the "fair price" criteria. Pursuant to Article Eleven of the Articles, the provisions of the Articles relating to the Board, the limitation of actions taken by written consent, the calling of special meetings, the amendment of the Bylaws and the "fair price" provision may be amended only by the affirmative vote of the holders of at least 75% of the aggregate voting power of the outstanding capital stock of the Company entitled to vote for the election of directors. Amendments to Article Eleven of the Articles and to the "fair price" provisions require, in addition, the affirmative vote of the holders of not less than 50% of the aggregate voting power of the outstanding capital stock of the Company, excluding the vote of any shares owned by a Related Person (such 50% voting requirement shall not be applicable if the amendment is approved by the affirmative vote of the holders of not less than 90% of such voting stock).

         RIGHTS PLAN

         Attached to each share of Common Stock is one right (a "Right") to purchase from the Company a unit consisting of two-hundredths (0.02) of a share (a "Unit") of $200 Series A Junior Participating Preferred Stock, without par value (the "Junior Preferred Stock"), at a purchase price of $45 per Unit, subject to adjustment in certain events (the "Purchase Price"). The following description of the Rights is a summary and does not purport to be complete. Reference is also made to the more detailed provisions of, and such description is qualified in its entirety by reference to, that certain Rights Agreement, dated as of September 10, 1996 (the "Rights Agreement"), between the Company and Harris Trust Company of New York, a New York trust company.

         The Rights are attached to all certificates representing outstanding shares of the Common Stock and no separate certificates for the Rights ("Rights Certificates") have been or will be distributed. The Rights will separate from the Common Stock and a "Distribution Date" will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 18% or more of the outstanding shares of Common Stock (the date of the announcement being the "Stock Acquisition Date"), or (ii) 10 business days (or such later date as may be determined by the Board of Directors before the Distribution Date occurs) following the commencement of a tender offer or exchange offer that would result in a person's becoming an Acquiring Person. Until the Distribution Date, (a) the Rights will be evidenced by the certificates representing Common Stock and will be transferred with and only with such certificates, (b) certificates representing Common Stock will contain a notation incorporating the Rights Agreement by reference and (c) the surrender for transfer of any certificate for Common Stock will also constitute the transfer of the Rights associated with the stock represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on September 10, 2006, unless earlier redeemed or exchanged by the Company as described below.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights. All shares of Common Stock issued prior to the Distribution Date will be issued with Rights. Shares of Common Stock issued after the Distribution Date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with Rights.

         In the event (a "Flip-In Event") that a person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms that a majority of the directors of the Company who are not officers or employees of the Company and who are not representatives, nominees, affiliates or associates of the Acquiring Person determines to be fair to and otherwise in the best interests of the Company and its shareholders (a "Permitted Offer")), each holder of a Right will thereafter have the right to receive, upon exercise of such Right, a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to two times the Purchase Price of the Right. Notwithstanding the foregoing, following the occurrence of any Flip-In Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement. However, the Rights are not exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

         In the event (a "Flip-Over Event") that, at any time on or after the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction (other than certain mergers that follow a Permitted Offer), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have become void as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two times the Purchase Price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as "Triggering Events."

         The Purchase Price payable, and the number of Units of Junior Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Stock, (ii) if holders of the Junior Preferred Stock are granted certain rights or warrants to subscribe for Junior Preferred Stock or certain convertible securities at less than the current market price of the Junior Preferred Stock or (iii) upon the distribution to holders of the Junior Preferred Stock of evidences of indebtedness, cash or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Junior Preferred Stock on the last trading date prior to the date of exercise. At any time until 15 days following the Stock Acquisition Date, or such later date not to exceed one year from the Stock Acquisition Date which may beset by the Board of Directors while the Rights are still redeemable, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right. Under certain circumstances set forth in the Rights Agreement, the decision to redeem or extend the period of redemption shall require the concurrence of a majority of the Continuing Directors (as defined in the Rights Agreement). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

         The Rights will have certain anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire the Company without the approval of the Board of Directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire the Company even if such acquisition may be favorable to the interests of the Company shareholders. Because the Board of Directors can redeem the Rights or approve a Permitted Offer, the Rights should not interfere with a merger or other business combination approved by the Board of Directors.

         TEXAS BUSINESS COMBINATION LAW

         The Company is governed by the provisions of the Texas Business Combination Law, Part 13 of the Texas Business Corporation Act. In general, the law prohibits a Texas "issuing public corporation" from engaging in a "business combination" with an "affiliated shareholder," or an affiliate or associate thereof, for a period of three years after the date of the transaction in which the person became an affiliate shareholder, unless the business combination is approved in a prescribed manner. "Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the affiliated shareholder. An "affiliated shareholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 20% or more of the corporation's voting stock. The applicability of the Texas Business Combination Law to the Company may have an anti-takeover effect.

                             DESCRIPTION OF WARRANTS

         The Company may issue Warrants for the purchase of Debt Securities or shares of Preferred Stock or Common Stock. Warrants may be issued independently or together with any Debt Securities or shares of Preferred Stock or Common Stock offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities or shares of Preferred Stock or Common Stock. The Warrants are to be issued under Warrant Agreements to be entered into between the Company and ___________________, as Warrant Agent, or such other bank or trust company as is named in the Prospectus Supplement relating to the particular issue of Warrants (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants. The following summaries of certain provisions of the form of Warrant Agreement and Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable Warrant Agreement and the Warrants.

GENERAL

         If Warrants are offered, the Prospectus Supplement will describe the terms of the Warrants, including the following: (i) the offering price; (ii) the currency, currencies or currency units for which Warrants may be purchased;
(iii) the designation, aggregate principal amount, currency, currencies or currency units and terms of the Debt Securities purchasable upon exercise of the Debt Warrants and the price at which such Debt Securities may be purchased upon such exercise; (iv) the designation, number of shares and terms of the Preferred Stock purchasable upon exercise of the Preferred Stock Warrants and the price at which such shares of Preferred Stock may be purchased upon such exercise; (v) the designation, number of shares and terms of the Common Stock purchasable upon exercise of the Common Stock Warrants and the price at which such shares of Common Stock may be purchased upon such exercise; (vi) if applicable, the designation and terms of the Debt Securities, Preferred Stock or Common Stock with which the Warrants are issued and the number of Warrants issued with each such Debt Security or share of Preferred Stock or Common Stock; (vii) if applicable, the date on and after which the Warrants and the related Debt
Securities,  Preferred  Stock or Common Stock will be  separately  transferable;
(viii) the date on which the right to exercise the Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (ix) whether the Warrants will be issued in registered or bearer form; (x) a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the Warrants; and (xi) any other terms of the Warrants.

         Warrants may be exchanged for new Warrants of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Before the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities or shares of Preferred Stock or Common Stock purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the Debt Securities purchasable upon such exercise or to enforce the covenants in the Indentures or to receive payments of dividends, if any, on the Preferred Stock or Common Stock purchasable upon such exercise or to exercise any applicable right to vote. If the Company maintains the ability to reduce the exercise price of any Stock Warrant and such right is triggered, the Company will comply with the federal securities laws, including Rule 13e-4 under the Exchange Act, to the extent applicable.

EXERCISE OF WARRANTS

         Each Warrant will entitle the holder to purchase such principal amount of Debt Securities or such number of shares of Preferred Stock or Common Stock at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Warrant. Warrants may be exercised at such times as are set forth in the Prospectus Supplement relating to such Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Warrants will become void.

         Subject to any restrictions and additional requirements that may be set forth in the Prospectus Supplement relating thereto, Warrants may be exercised by delivery to the Warrant Agent of the certificate evidencing such Warrants properly completed and duly executed and of payment as provided in the Prospectus Supplement of the amount required to purchase the Debt Securities or shares of Preferred Stock or Common Stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the Prospectus Supplement relating to the Warrants. Upon receipt of such payment and the certificate representing the Warrants to be exercised, properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Debt Securities or shares of Preferred Stock or Common Stock purchasable upon such exercise. If fewer than all of the Warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of Warrants.

         ADDITIONAL PROVISIONS

         The exercise price payable and the number of shares of Common Stock or Preferred Stock purchasable upon the exercise of each Stock Warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of Common Stock or Preferred Stock, respectively, or a combination, subdivision or reclassification of Common Stock or Preferred Stock, respectively. In lieu of adjusting the number of shares of Common Stock or Preferred Stock purchasable upon exercise of each Stock Warrant, the Company may elect to adjust the number of Stock Warrants. No adjustment in the number of shares purchasable upon exercise of the Stock Warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. The Company may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of Stock Warrants, but the Company will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of the Company as an entirety or substantially as an entirety, the holder of each outstanding Stock Warrant shall have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock or Preferred Stock into which such Stock Warrants were exercisable immediately prior thereto.

         NO RIGHTS AS SHAREHOLDERS

         Holders of Stock Warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors of the Company or any other matter, or to exercise any rights whatsoever as shareholders of the Company.

                              PLAN OF DISTRIBUTION

         The Company may offer and sell the Securities (i) through underwriters or dealers, (ii) through agents, (iii) directly to purchasers, or (iv) through a combination of any such methods of sale. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act.

         Each Prospectus Supplement will set forth the terms of the offering of the particular series of Securities to which the Prospectus Supplement relates, including the name or names of any underwriters, dealers or agents, the purchase price or prices of the Securities, the proceeds to the Company from the sale of such series of Securities, the use of such proceeds, any initial public offering price or purchase price of such series of Securities, any underwriting discount or commission, any discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers, any commissions paid to any agents and the securities exchanges, if any, on which such Securities will be listed. Any initial public offering price or purchase price and any discounts, concessions or commissions allowed or reallowed or paid by any underwriter to other dealers may be changed from time to time.

         Sales of Common Stock offered pursuant to any Prospectus Supplement may be effected from time to time in one or more transactions through the NYSE, or in negotiated transactions or any combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at other negotiated prices.

         Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act ("Rule 104"). Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the Common Stock in connection an offering of Common Stock, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of the Debt Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the Debt Securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

         In connection with the sale of Securities, underwriters or agents may receive compensation from the Company, or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement.

         Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

         Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act. The terms and conditions of such indemnification will be described in an applicable Prospectus Supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

         If so indicated in the applicable Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agent to solicit offers by certain institutions to purchase Debt Securities, Preferred Stock or Common Stock from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered Debt Securities, Preferred Stock or Common Stock shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

         The place and date of delivery for the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement.

         Unless otherwise indicated in the applicable Prospectus Supplement, the Securities in respect of which this Prospectus is being delivered (other than Common Stock) will be a new issue of securities, will not have an established trading market when issued and will not be listed on any securities exchange. Any underwriters or agents to or through whom such Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such Securities.

         Certain of the underwriters and their affiliates may from time to time perform various commercial banking and investment banking services for the Company, for which customary compensation is received.

                                  LEGAL MATTERS

         The validity of the Securities offered hereby will be passed upon for the Company by Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                                     EXPERTS

         The consolidated financial statements of the Company and subsidiaries included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

=======================================================        ======================================================
         NO DEALER,  SALESPERSON OR ANY OTHER PERSON HAS
BEEN  AUTHORIZED  TO GIVE  ANY  INFORMATION  OR MAKE ANY
REPRESENTATIONS  IN CONNECTION  WITH THE OFFER CONTAINED
HEREIN,  OTHER THAN THOSE CONTAINED IN THIS  PROSPECTUS,
AND,   IF   GIVEN   OR   MADE,   SUCH   INFORMATION   OR
REPRESENTATIONS  MUST NOT BE RELIED  UPON AS HAVING BEEN                             $300,000,000
AUTHORIZED  BY THE  COMPANY.  THIS  PROSPECTUS  DOES NOT
CONSTITUTE  AN  OFFER  TO SELL OR A  SOLICITATION  OF AN
OFFER TO BUY ANY  SECURITY  OTHER THAN THOSE TO WHICH IT
RELATES NOR DOES IT  CONSTITUTE  AN OFFER TO SELL,  OR A
SOLICITATION  OF AN OFFER TO BUY,  ANY  SECURITY  TO ANY
PERSON  IN ANY  JURISDICTION  IN  WHICH  SUCH  OFFER  OR
SOLICITATION IS NOT  AUTHORIZED,  OR IN WHICH THE PERSON                            EEX CORPORATION
MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO
SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH                            DEBT SECURITIES
OFFER OR  SOLICITATION.  NEITHER  THE  DELIVERY  OF THIS                            PREFERRED STOCK
PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL,  UNDER ANY                               WARRANTS
CIRCUMSTANCES,  CREATE  ANY  IMPLICATION  THAT THERE HAS                             COMMON STOCK
BEEN NO CHANGE IN THE AFFAIRS OF THE  COMPANY  SINCE THE
DATE HEREOF OR THAT THE INFORMATION  CONTAINED HEREIN IS
CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                  ---------------------
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                   TABLE OF CONTENTS                                                  PROSPECTUS

                                                 PAGE                           ----------------------
                                                 ----

Available Information...............................3
Incorporation of Certain Documents By Reference.....3
The Company.........................................4
Use of Proceeds.....................................5
Ratio of Earnings To Fixed Charges..................5
General Description of Securities and Risk Factors..5
Description of Debt Securities......................5
Description of Preferred Stock.....................11
Description of Common Stock........................11
Description of Warrants............................14
Plan of Distribution...............................16
Legal Matters......................................17
Experts............................................17
                                                                                 ______________, 1998

=======================================================        ======================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following sets forth expenses, other than underwriting fees and commissions, expected to be borne by the Registrant in connection with the distribution of the securities being registered:

Securities and Exchange Commission registration fee............................. $ 88,500
Blue Sky fees and expenses .....................................................      *
Rating agency fees .............................................................      *
Trustee fees and expenses ......................................................      *
Legal fees and expenses.........................................................      *
Printing and engraving expenses ................................................      *
Accounting fees and expenses....................................................      *
Miscellaneous(1)................................................................      *
         Total (2)..............................................................      *
                                                                                 --------
                                                                                      *
                                                                                 ========

-------------------

(1)  Includes estimates of NYSE listing fees and NASD filing fees.
(2) All amounts listed above are estimates, except for the Securities and Exchange Commission registration fee.
 *   To be filed by amendment.

ITEM 15 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Restated Articles of Incorporation (the "Articles") provide that, to the fullest extent permitted by Texas law, directors of the Registrant will not be liable to the Registrant or its shareholders for monetary damages for any act or omission occurring in their capacity as a director. Texas law does not currently authorize the elimination or limitation of the liability of a director to the extent the director is found liable for (i) any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) acts or omissions not in good faith that constitute a breach of duty of the director to the Registrant or which involve intentional misconduct or a knowing violation of law, (iii) transactions from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) acts or omissions for which the liability of a director is expressly provided by an applicable statute.

         The Articles and the Registrant's Bylaws (the "Bylaws") grant mandatory indemnification to directors and officers of the Registrant to the fullest extent authorized under the Texas Business Corporation Act (the "TBCA"). Under the TBCA, a Texas corporation may in general indemnify a director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding by virtue of his position in the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe his conduct was unlawful. Further, a Texas corporation may indemnify a director or officer in an action brought by or in the right of the corporation only if such director or officer was not found liable to the corporation, unless or only to the extent that a court finds him to be fairly and reasonably entitled to indemnify for such expenses as the court deems proper, within statutory limits.

         The above discussion of the Articles, Bylaws and TBCA is not intended to be exhaustive and is qualified in its entirety by the Articles, Bylaws and TBCA.

         The Registrant maintains director and officer liability insurance providing insurance protection for specified liabilities under specified terms.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16 - EXHIBITS

Exhibit Number           Description
--------------           -----------

      4.1                Rights  Agreement  dated as of September 10, 1996, between the Registrant
                         (formerly Lone Star Energy Plant Operations) and Harris Trust Company of New
                         York as Rights Agent (incorporated  by reference to Exhibit 10.21 to the
                         Registrant's Registration Statement on Form S-4 (No. 333-13241))
      4.2                Form of Indenture for Senior Debt Securities
      4.3                Form of Indenture for Senior Subordinated Debt Securities
      4.4                Form of Senior Debt Security (included in Exhibit 4.2)
      4.5                Form of Senior Subordinated Debt Security (included in Exhibit 4.3)
     *4.6                Form of Warrant Agreement
     *4.7                Form of Standard Stock Warrant Agreement Provisions
     *5.1                Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
     12.1                Statement re Computation of Ratios
    *23.1                Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1)
     23.2                Consent of Ernst & Young LLP
     24.1                Power  of  Attorney  (included  in the  signature  page  of  this  Registration
                         Statement)
     25.1                Statement of Eligibility on Form T-1 of The Bank of New York, as trustee under the Senior Indenture
     25.2                Statement of Eligibility on Form T-1 of Chase Bank of Texas, National
                         Association, as trustee under the Senior Subordinated Indenture

       --------------------------
       *    To be filed by amendment.

ITEM 17 - UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) to  reflect in the  prospectus  any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

                        (iii) to include any material  information  with respect
                  to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 28, 1998.

                                                EEX CORPORATION

                                                By:    /s/ T. M Hamilton
                                                       -------------------------
                                                             T. M Hamilton
                                                         Chairman, President and
                                                         Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints T. M Hamilton and J. K. Hartrick, and each of them, with the power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 28, 1998.

                  SIGNATURE                                                       TITLE
                  ---------                                                       -----

 /s/ T. M Hamilton                                   President, Chief Executive Officer, Chairman of the
-----------------------------------------              Board and Director (Principal Executive Officer)
                T. M Hamilton

 /s/ R. S. Langdon                                   Executive Vice President, Finance and Administration,
-----------------------------------------              Chief Financial Officer (Principal Financial Officer)
                R. S. Langdon

 /s/ T. E. Coats                                     Vice President and Controller (Principal
-----------------------------------------              Accounting Officer)

                 T. E. Coats
 /s/ F. S. Addy                                      Director
-----------------------------------------
                 F. S. Addy

 /s/ B. A. Bridgewater, Jr.                          Director
-----------------------------------------
           B. A. Bridgewater, Jr.

 /s/ F. M. Lowther                                   Director
-----------------------------------------
                F. M. Lowther

 /s/ M. P. Mallardi                                  Director
-----------------------------------------
               M. P. Mallardi

                                  EXHIBIT INDEX

Exhibit Number           Description
--------------           -----------
      4.1                Rights  Agreement  dated as of September 10, 1996, between the Registrant
                         (formerly Lone Star Energy Plant Operations) and Harris Trust Company of New
                         York as Rights Agent (incorporated  by reference to Exhibit 10.21 to the
                         Registrant's Registration Statement on Form S-4 (No. 333-13241))
      4.2                Form of Indenture for Senior Debt Securities
      4.3                Form of Indenture for Senior Subordinated Debt Securities
      4.4                Form of Senior Debt Security (included in Exhibit 4.2)
      4.5                Form of Senior Subordinated Debt Security (included in Exhibit 4.3)
     *4.6                Form of Warrant Agreement
     *4.7                Form of Standard Stock Warrant Agreement Provisions
     *5.1                Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
     12.1                Statement re Computation of Ratios
    *23.1                Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
                         Exhibit 5.1)
     23.2                Consent of Ernst & Young LLP
     24.1                Power of Attorney (included in the signature page of this
                         Registration Statement)
     25.1                Statement of Eligibility on Form T-1 of The Bank of New York, as trustee under the Senior Indenture
     25.2                Statement of Eligibility on Form T-1 of Chase Bank of Texas, National
                         Association, as trustee under the Senior Subordinated Indenture

     --------------------------
       *     To be filed by amendment.